UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                SIGNET GROUP PLC
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             (Exact name of registrant as specified in its charter)
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           England and Wales                           Not Applicable
(State of incorporation or organization)     (I.R.S Employer Identification No.)


              Zenith House
                The Hyde
             London NW9 6EW
                 England
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(Address of principal executive offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class to be so registered         Name of each exchange on which
                                                each class is to be registered
---------------------------------------         -------------------------------
      American Depositary Shares,                New York Stock Exchange, Inc.
 each representing ten Ordinary Shares
---------------------------------------         -------------------------------

            Ordinary Shares                      New York Stock Exchange, Inc.*
---------------------------------------         -------------------------------


* For technical reasons, the ordinary shares represented by the ADSs will continue to be listed on the NYSE, but there will be no trading privileges with respect to these shares.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. | |

Securities Act registration statement file number to which this form relates:
333-119099 (if applicable)



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)


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                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The description of the American Depositary Shares to be registered that appears under the caption, "Item 1 - Description of Securities to be Registered" contained in Part I of the registration statement on Form F-6 (No. 333-119099) (the "F-6"), filed under the Securities Act of 1933 on September 23, 2004, as amended by the Post-Effective Amendment No. 1 to Form F-6 (No. 333-119099) (the "F-6 Amendment"), filed under the Securities Act of 1933 on October 14, 2004, and the description of the Ordinary Shares to be registered that appears in the Articles of Association of the Registrant included as
Exhibit 1.1 to the Registrant's annual report on Form 20-F (No. 033-22663) filed under the Securities Exchange Act of 1934 on April 24, 2003, are hereby incorporated by reference in answer to this item.


ITEM 2.  EXHIBITS.

           Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit (a) to the F-6), as amended by the Form of Amendment to Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit (a)(2) to the F-6 Amendment).







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
                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                          SIGNET GROUP PLC

                                          By: /s/ Walker Boyd
                                              -------------------------------
                                              Walker Boyd
                                              Group Finance Director


Date: November 9, 2004

















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